United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2024

ATLANTIC UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	001-39325	54-1598552
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4300 Cox Road

Glen Allen, Virginia 23060

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (804) 633-5031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.33 per share	AUB	New York Stock Exchange
Depositary Shares, Each Representing a 1/400th Interest in a Share of 6.875% Perpetual Non-Cumulative Preferred Stock, Series A	AUB.PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 1, 2024, Atlantic Union Bankshares Corporation (“Atlantic Union”) completed its previously announced merger (the “Merger”) with American National Bankshares Inc. (“American National”), pursuant to the Agreement and Plan of Merger, dated as of July 24, 2023 (the “Merger Agreement”), by and between Atlantic Union and American National. At the effective time of the Merger (the “Effective Time”), American National merged with and into Atlantic Union, with Atlantic Union continuing as the surviving corporation. Immediately following the Merger, American National Bank and Trust Company, American National’s wholly owned subsidiary bank, merged with and into Atlantic Union’s wholly owned subsidiary bank, Atlantic Union Bank, with Atlantic Union Bank continuing as the surviving bank (the “Bank Merger” and together with the Merger, the “Mergers”). The Mergers were described in the Registration Statement on Form S-4 (File No. 333-274490) filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 12, 2023 and amended on September 26, 2023.

At the Effective Time, under the terms of the Merger Agreement, each share of common stock of American National (the “American National Common Stock”), excluding certain specified shares owned by Atlantic Union or American National, that was issued and outstanding immediately prior to the Effective Time, was converted into the right to receive 1.35 shares of common stock of Atlantic Union (the “Atlantic Union Common Stock”), with cash paid in lieu of fractional shares. At the Effective Time, each unvested restricted stock award of American National was deemed to be fully vested and was cancelled and converted automatically into the right to receive 1.35 shares of Atlantic Union Common Stock in respect of each share of American National Common Stock underlying such award.

The foregoing summary of the Merger Agreement and the Mergers is not complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on July 25, 2023 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement, the Atlantic Union board of directors (the “Board”) increased its size to 16 directors and appointed each of Nancy Howell Agee and Joel R. Shepherd to join the Board, effective as of the Effective Time, to hold such office until the next annual meeting of Atlantic Union’s shareholders or until his or her resignation or removal. Before the Merger, Ms. Agee and Mr. Shepherd each served as a member of the board of directors of American National.

In accordance with the Merger Agreement, Atlantic Union agreed to nominate Ms. Agee and Mr. Shepherd for reelection to the Board at each meeting of Atlantic Union’s shareholders at least until the 2027 annual meeting, subject to compliance by the Board with its fiduciary obligations including compliance with Atlantic Union’s organizational documents and corporate governance guidelines. Ms. Agee and Mr. Shepherd will each participate in the Board’s standard non-employee director compensation arrangements as described in Exhibit 10.2 of Atlantic Union’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filed with the SEC on November 2, 2023, which exhibit is incorporated herein by reference, and as such arrangements may be amended from time to time. At this time, no decision has been made regarding which Board committees Ms. Agee and Mr. Shepherd will serve. When available, such committee assignments will be reported by an amendment to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On April 1, 2024, Atlantic Union issued a press release announcing the consummation of the Mergers. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information disclosed in or incorporated by reference into this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of the businesses acquired.

The financial statements required by this item will be filed by amendment to this report no later than 71 calendar days after the date on which this report is required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by this item will be filed by amendment to this report no later than 71 calendar days after the date on which this report is required to be filed.

(d) Exhibits.

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of July 24, 2023, by and between Atlantic Union Bankshares Corporation and American National Bankshares Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Atlantic Union with the SEC on July 25, 2023)*

99.1	Atlantic Union Bankshares Corporation Press Release dated April 1, 2024
104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document

* Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Atlantic Union agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC UNION BANKSHARES CORPORATION

Date: April 1, 2024	By:	/s/ Robert M. Gorman
	Name:	Robert M. Gorman
	Title:	Executive Vice President and
Chief Financial Officer

3